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Exhibit 31.4

CERTIFICATIONS

I, Randall Blank, certify that:

  1.
  I have reviewed this Annual Report on Form 10-K of SEACOR Holdings Inc.; and

  2.
  Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 13, 2005

/s/ RANDALL BLANK Name: Randall Blank Title: Chief Financial Officer, Executive Vice President, and Secretary

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CERTIFICATIONS